UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2011

J.CREW GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 00132927

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, New York 10003

(Address of principal executive offices, including zip code)

212-209-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2011, J.Crew Group, Inc., a Delaware corporation (the “Company”), entered into a Memorandum of Understanding (the “Memorandum of Understanding”) with the parties in In re J.Crew Group, Inc. Shareholders Litigation, C.A. No. 6043 (the “Consolidated Delaware Action”) providing for the settlement of the claims against the Company and the other defendants in the Consolidated Delaware Action, which was brought in connection with the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 23, 2010, among the Company, Chinos Holdings, Inc., a Delaware corporation (“Parent”), and Chinos Acquisition Corporation, a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Parent (each of Parent and Merger Sub are beneficially owned by affiliates of TPG Capital, L.P.(“TPG”) and Leonard Green & Partners, L.P. (“Leonard Green”)) . The Memorandum of Understanding was agreed to by the parties pending the prompt negotiation and execution of a more formal settlement agreement based on the terms of the Memorandum of Understanding that has been submitted to the Court of Chancery of the State of Delaware. The settlement agreement will be subject to the approval of the Court of Chancery of the State of Delaware.

Pursuant to the Memorandum of Understanding, the Company, Parent and Merger Sub agreed to amend the Merger Agreement to implement certain terms of the Memorandum of Understanding (the “Amendment” and the Merger Agreement as amended by the Amendment, the “Amended Merger Agreement”). The Amendment provides for the following: (i) the extension of the “go shop” period by 31 days through February 15, 2011; (ii) the reduction of the termination fee payable by the Company in certain circumstances to $20 million, plus up to $5 million for reimbursement of expenses; (iii) if the Company receives a third party acquisition proposal pursuant to which the stockholders of the Company would be entitled to receive consideration having a value of $45.50 or more per share that the board of directors of the Company (acting through the special committee) determines is a superior proposal, Parent’s right to match the third party acquisition proposal is eliminated; (iv) if the Company receives a third party acquisition proposal that would entitle the stockholders of the Company to receive consideration having a value of between $44.00 and $45.49 per share that the board of directors of the Company (acting through the special committee) determines is a superior proposal and the third party fails to acquire the Company because of a subsequent superior proposal, the third party is entitled to reimbursement of its reasonable and documented expenses up to $3 million; (v) Parent does not have the contractual right to receive information regarding the results of the “go shop” period until the expiration of the extension of the “go shop” period on February 15, 2011; and (vi) the closing of any transaction with Parent and Merger Sub is conditioned on a majority of the Company’s unaffiliated stockholders voting in favor of the transaction. Under the terms of the Merger Agreement, Parent is not required to consummate the merger until after completion of a marketing period for the financing it is using to fund a portion of the merger consideration. Pursuant to the Amendment, the marketing period has been reduced from 20 business days to 16 business days, provided that the marketing period will not begin until 7 business days following the date on which the Company provides certain required information to Parent.

A copy of the Amendment is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Exhibit 2.1 hereto.

In addition, the Memorandum of Understanding that the parties to the Consolidated Delaware Action agreed to contemplates the following terms:

(i)	When and if the proposed transaction closes, the Company (or its insurers) will make a one-time settlement payment of $10 million to the Company’s stockholders (other than the defendants in the Consolidated Delaware Action and their affiliates). The $10 million settlement payment will be distributed pro rata to each member of the class. Neither the Company nor its insurers will deduct legal fees from this payment. The definition of the class will be determined at a later date in the court proceedings.

(ii)	In the event that (a) a third party other than Parent and Merger Sub acquires the Company, (b) such third party offers Mr. Millard S. Drexler, Chairman and Chief Executive Officer of the Company (“Mr. Drexler”) employment on the same or better terms and conditions to Mr. Drexler (including with respect to equity grants) than the terms and conditions contemplated in connection with the merger, and (c) Mr. Drexler elects not to enter into an employment relationship with such third party, Mr. Drexler agreed that for the two-year period following the termination of his employment with the Company, he shall not compete with the Company (other than as a holder of a passive investment not in excess of 5% of the outstanding shares of any publicly traded company).

(iii)	The special committee agreed to consider in good faith comments made by the plaintiffs in the Consolidated Delaware Action on the form confidentiality agreement provided to potential bidders during the go shop process, any changes to which would also be made to the existing confidentiality agreement among the Company, TPG and Leonard Green. Among other things, the special committee agreed to limit any standstill agreement in such confidentiality agreements to six months.

(iv)	The Company represented and confirmed that any third parties that sign the confidentiality agreement will have access to the same information that TPG and Leonard Green received, except that the Company’s competitors may receive a more limited set of information.

(v)	The Company agreed to amend the proxy statement to address certain disclosure requests made by the plaintiffs in the Consolidated Delaware Action, which specific requests will be considered by the Company in good faith.

(vi)	The plaintiffs in the Consolidated Delaware Action agreed to provide the defendants and their affiliates a full and appropriate release of all claims that were asserted or that could have been asserted in the Consolidated Delaware Action, the specific wording of which would be negotiated in good faith.

The Memorandum of Understanding and the Amended Merger Agreement were approved by the Company’s board of directors (other than Mr. Drexler and Mr. James Coulter who recused themselves), acting upon the unanimous recommendation of the special committee composed of independent directors of the board of directors.

The defendants have denied and continue to deny any wrongdoing or liability with respect to all claims, events, and transactions complained of in Consolidated Delaware Action or that they have engaged in any wrongdoing. The defendants have entered into the settlement to eliminate the uncertainty, burden, risk, expense and distraction of further litigation.

Item 8.01. Other Events.

The Company today announced that it has established a record date and a meeting date for a special meeting of its stockholders to consider and vote upon a proposal to adopt the Amended Merger Agreement. Stockholders of record at the close of business on Friday, January 21, 2011, will be entitled to notice of the special meeting and to vote at the special meeting. The special meeting is scheduled to be held on Tuesday, March 1, 2011.

In addition, the Company has received notice from the Federal Trade Commission granting early termination of the mandatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (“HSR Act”). Accordingly, the condition to closing in the Merger Agreement with respect to the expiration of the applicable waiting periods under the HSR Act has been satisfied.

On January 18, 2011, the Company issued a press release announcing entry into the Amended Merger Agreement, the Memorandum of Understanding and certain other events, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On January 18, 2011, Mr. Drexler left a voicemail for the Company’s associates regarding the Amended Merger Agreement and the Memorandum of Understanding, a transcript of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Additional Important Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed transaction, the Company will file a definitive proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF J.CREW GROUP, INC. ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed or furnished to the Securities and Exchange Commission by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov or at the Company’s website at http://www.jcrew.com and then clicking on the “Investor Relations” link and then the “SEC Filings” link. The definitive proxy statement and other relevant materials may also be obtained for free from the Company by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500. The contents of the websites referenced above are not deemed to be incorporated by reference into the definitive proxy statement.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of the Company’s participants in the solicitation is, or will be, set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from the Company at http://www.jcrew.com, and then clicking on the “Investor Relations” link and then the “SEC Filings” link or by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500.

Forward-Looking Statements

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, our ability to compete with other retailers, the parties’ ability to consummate the proposed transaction on the contemplated timeline, the performance of the Company’s products within the prevailing retail environment, our strategy and expansion plans, systems upgrades, reliance on key personnel, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the Securities and Exchange Commission made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) through (c) Not applicable.

(d) Exhibits:

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated November 23, 2010, by and among J.Crew Group, Inc., Chinos Holdings, Inc. and Chinos Acquisition Corporation, dated January 18, 2011.

99.1	Press Release, dated January 18, 2011.

99.2	M. Drexler Associate Voicemail Transcript.

[Remainder of page intentionally left blank; signatures on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.CREW GROUP, INC.

By:	/s/ James Scully
	Name:	James Scully
	Title:	Chief Administrative Officer and
Chief Financial Officer

Dated: January 18, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated November 23, 2010, by and among J.Crew Group, Inc., Chinos Holdings, Inc. and Chinos Acquisition Corporation, dated January 18, 2011.

99.1	Press Release, dated January 18, 2011.

99.2	M. Drexler Associate Voicemail Transcript.